Exhibit 4.1

ENDEAVOUR INTERNATIONAL CORPORATION
as Issuer
AND
THE GUARANTORS NAMED ON THE SIGNATURE PAGE HEREOF
as Guarantors
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

Indenture
Dated as of July 22, 2011
5.5% Convertible Senior Notes due 2016

CROSS-REFERENCE TABLE*

Trust Indenture	Indenture
Act Section	Section
310(a)(1)	11.10
(a)(2)	11.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	11.10
(b)	11.10
(c)	N/A
311(a)	11.14
(b)	11.14
(c)	N/A
312(a)	12.01
(b)	12.02
(c)	12.02
313(a)	12.03
(b)(1)	12.03
(b)(2)	11.07, 12.03
(c)	12.03, 16.02
(d)	12.03
314(a)	4.10, 4.15, 16.02
(b)	N/A
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	N/A
(d)	N/A
(e)	1.02
(f)	N/A
315(a)	11.01
(b)	11.02, 16.02
(c)	11.01
(d)	11.01
(e)	9.13
316(a)(last sentence)	16.04
(a)(1)(A)	9.12
(a)(1)(B)	9.02
(a)(2)	N/A
(b)	9.08
(c)	1.04
317(a)(1)	9.04
(a)(2)	9.05
(b)	11.06
318(a)	16.01
(b)	N/A
(c)	16.01

N/A means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

i

v

     INDENTURE, dated as of July 22, 2011, is among Endeavour International Corporation, a company duly incorporated and existing under the laws of Nevada, United States of America, and having its principal executive office at 1001 Fannin Street, Suite 1600, Houston, TX 77002 as Issuer (the “Company”), the guarantors listed on the signature page hereof (each, a “Guarantor” and, collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).
RECITALS OF THE COMPANY AND GUARANTORS
     WHEREAS, the Company has duly authorized the creation of an issue of 5.5% Convertible Senior Notes due 2016 (each a “Note” and collectively, the “Notes”) of the tenor and amount hereinafter set forth, such Notes to be guaranteed by the Guarantors on the terms hereinafter set forth, and to provide therefor each of the Company and the Guarantors has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make the Notes, when duly issued, executed and delivered by the Company and duly authenticated by the Trustee, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with the terms of the Notes and the Indenture, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, by the parties thereto and for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;
     (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and
     (iii) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “11.5% Convertible Bonds” means the 11.5% Guaranteed Convertible Bonds due 2014 (extended to 2016) issued by Endeavour Energy Luxembourg S.a.r.l. and guaranteed by the Company, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.
     “15% Term Loan” means the Credit Agreement dated as of August 16, 2010 among the Company, Endeavour Energy UK Limited and Cyan Partners, LP, including any related notes,

guarantees, collateral documents, instruments, agreements or amendments executed in connection therewith.
     “Additional Interest” means all amounts, if any, payable pursuant to Section 9.03 hereof. Unless the context otherwise requires, all references in this Indenture or the Notes to interest include Additional Interest, if any. Any express reference to Additional Interest in this Indenture or the Notes shall not be construed as excluding Additional Interest in any other text where no such express reference is made.
     “Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.01 hereof, with the same terms (other than the offering price) as the Initial Notes.
     “Additional Shares” has the meaning specified in Section 7.07(a).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” has the meaning specified in Section 3.06(b).
     “Applicable Conversion Price” means the Conversion Price in effect at any given time.
     “Applicable Conversion Rate” means the Conversion Rate in effect at any given time.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.
     “Board of Directors” means, with respect to a corporation, either the board of directors of the corporation or any duly authorized committee of that board, and with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or the General Counsel of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day other than a Legal Holiday.
     “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships or limited liability companies, partnership interests (whether general or limited) or membership interests, as the case may be, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.
     “Clause A Distribution” has the meaning specified in Section 7.04(c).
     “Clause B Distribution” has the meaning specified in Section 7.04(c).
     “Clause C Distribution” has the meaning specified in Section 7.04(c).
     “Close of Business” means 5:00 p.m. New York City time.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.
     “Common Stock” means the shares of common stock, $0.001 par value per share, of the Company as they exist on the date of this Indenture, subject to the provisions of Section 7.05.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Order” or “Company Request” means a written request or order signed in the name of the Company (a) by its Chief Executive Officer, its President, or its Chief Financial Officer or any of its Vice Presidents, and (b) by its Treasurer, any Assistant Treasurer, its Secretary, any Assistant Secretary or any of its Vice Presidents, and delivered to the Trustee.
     “Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.
     “Conversion Date” has the meaning specified in Section 7.02(b).
     “Conversion Notice” shall have the meaning specified in Section 7.02(b).
     “Conversion Price” means, per share of Common Stock, $1,000 divided by the Applicable Conversion Rate.
     “Conversion Rate” means initially 54.0190 shares of Common Stock per $1,000 Principal Amount of Notes, subject to adjustment as set forth herein.
     “Corporate Trust Office” means the office of the Trustee that administers this Indenture, which office is, at the date as of which this Indenture is dated, located at 1445 Ross Avenue, 2nd Floor, Dallas, Texas 75202, Attention: Corporate Trust Services, or such other address in the United States as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office in the United States of any successor Trustee (or such other address in the United States as such successor Trustee may designate from time to time by notice to the Holders and the Company).

     “Custodian” means Wells Fargo Bank, National Association, as custodian with respect to any Global Notes, or any successor entity.
     “Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.
     “De Minimis Guaranteed Amount” means a principal amount of Indebtedness of $5.0 million.
     “Depositary” means DTC until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.
     “Distributed Property” has the meaning specified in Section 7.04(c).
     “Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia, except for Endeavour Energy North Sea L.P. and Endeavour Energy North Sea LLC so long as they are Subsidiaries of any other Foreign Subsidiary of the Company.
     “DTC” means The Depository Trust Company.
     “Effective Date” has the meaning specified in Section 7.07(a).
     “Event of Default” has the meaning specified in Section 9.01.
     “Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
     “Expiration Date” has the meaning specified in Section 7.04(e).
     “Foreign Subsidiary” means (1) any Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia and (2) Endeavour Energy North Sea L.P. and Endeavour Energy North Sea LLC so long as they are Subsidiaries of any other Foreign Subsidiary of the Company.
     “Free Trade Date” means the date that is 366 days after the last date of original issuance of the Notes.
     “Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding three months without any volume or manner of sale restrictions under the Securities Act.
     “Free Transferability Certificate” means a certificate substantially in the form of Exhibit B.
     “Fundamental Change” means the occurrence of any of the following events at any time after the Notes are originally issued:
     (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, the Company’s Subsidiaries or the Company’s or the Company’s Subsidiaries’ employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all outstanding classes of the Company’s common equity entitled to vote generally in the election of the Company’s directors;
     (2) consummation of (A) any share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; provided, however, that a share exchange, consolidation or merger transaction described in clause (A) above in which the holders of more than 50% of all shares of Common Stock entitled to vote generally in the election of the Company’s directors immediately prior to such transaction own, directly or indirectly, more than 50% of all shares of common stock entitled to vote generally in the election of the directors of the continuing or surviving entity or the parent entity thereof immediately after such transaction shall not, in either case, be a Fundamental Change;
     (3) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or
     (4) the Common Stock (or other Capital Stock into which the Notes are then convertible pursuant to the terms of this Indenture) ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).
A Fundamental Change as a result of clause (1) or (2) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of shares of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and as a result of such transaction or transactions, the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights.
     “Fundamental Change Company Notice” has the meaning specified in Section 8.01(b).

     “Fundamental Change Purchase Date” has the meaning specified in Section 8.01(a).
     “Fundamental Change Purchase Notice” has the meaning specified in Section 8.01(a)(i).
     “Fundamental Change Purchase Price” has the meaning specified in Section 8.01(a).
     “GAAP” means generally accepted accounting principles in the United States, as in effect on the date hereof.
     “Global Note” means a Note in global form registered in the Register in the name of a Depositary or a nominee thereof.
     “Global Notes Legend” has the meaning specified in Section 2.02.
     The term “guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). When used as a verb, “guarantee” has a correlative meaning.
     “Guarantors” means each of (a) the Subsidiaries of the Company executing this Indenture as initial Guarantors, (b) any other Subsidiary of the Company that executes a supplement to this Indenture in accordance with Section 4.16 or 15.02 hereof and (c) the respective successors and assigns of such Subsidiaries in each case until such time as any such Subsidiary shall be released and relieved of its obligations pursuant to Section 4.16 or 15.03 hereof.
     “Holder” means a Person in whose name a Note is registered in the Register.
     “Indebtedness” means, with respect to any specified Person, (a) any indebtedness of such Person, whether or not contingent, in respect of borrowed money, (b) all obligation of such Person evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or reimbursement agreements in respect thereof), (c) all lease obligations of such Person capitalized in accordance with GAAP, (d) all obligations of such Person under any agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates and (e) all obligations representing the balance deferred and unpaid of the purchase price of any property (other than (i) property purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iii) any obligation of a Person in respect of the balance deferred and unpaid of the purchase price of any property in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, development, completion or other expenses of an exploratory or development well or program (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or program in exchange for an ownership interest in an oil or gas property).
     In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person (provided that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person), and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture.
     “Initial Notes” has the meaning specified in Section 3.01.
     “Initial Purchasers” means Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC.
     “Interest Payment Date” means each January 15 and July 15 of each year, beginning January 15, 2012.
     “Issue Date” means the first date the Notes are originally issued under this Indenture.
     “Last Reported Sale Price” means, on any Trading Day, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and/or the average ask prices) of the Common Stock on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share of Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.
     “Legal Holiday” is a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
     “Material Domestic Subsidiary” means any Domestic Subsidiary that is not a Guarantor whose total assets exceed $2.0 million as reflected in the latest consolidated balance sheet of the Company prepared in accordance with GAAP.
     “Maturity Date” means July 15, 2016.

     “Make-Whole Fundamental Change” means any transaction or event that would constitute a Fundamental Change pursuant to clause (1), clause (2) or clause (4) of the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof, but subject to the paragraph immediately following clause (4) of the definition thereof).
     “Merger Event” has the meaning specified in Section 7.05.
     “Non-Recourse Debt” means Indebtedness:
(1)	as to which neither the Company nor any Guarantor (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender; and

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against a Subsidiary that is not a Guarantor) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)	the explicit terms of which provide there is no recourse against any of the property or assets of the Company or any Guarantor.
     “Notes” has the meaning specified in the first paragraph of the Recitals of the Company and Guarantors, and includes any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments and repurchase offers.
     “Notice of Default” means written notice provided to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount of Notes outstanding of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”
     “Offering Memorandum” means the preliminary offering memorandum dated July 18, 2011, as supplemented by the pricing term sheet dated July 18, 2011, relating to the offering and sale of the Initial Notes.
     “Officers’ Certificate” means a certificate signed (a) by the Chief Executive Officer, the President, the Chief Financial Officer or any of the Vice Presidents of the Company, and (b) by the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, and delivered to the Trustee.
     “Open of Business” means 9:00 a.m., New York City time.

     “Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company.
     “outstanding” when used with reference to Notes, shall, subject to the provisions of Section 16.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (i) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
     (ii) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
     (iii) Notes that have been paid pursuant to Section 3.1 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.09 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in whose hands such Notes are valid obligations of the Company; and
     (iv) Notes converted pursuant to Article 7 and required to be cancelled pursuant to Section 3.12.
     “Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, interest on, including Additional Interest or the Fundamental Change Purchase Price of, any Notes on behalf of the Company. Wells Fargo Bank, National Association shall initially be the Paying Agent at its corporate trust office in the City and State of New York.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 Principal Amount and in integral multiples of $1,000 in excess thereof.
     “Principal Amount” of a Note means the principal amount as set forth on the face of the Note.
     “Publicly Traded Securities” means shares of Capital Stock traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), or, with respect to a transaction that otherwise would be a Fundamental Change, which will be so traded when issued or exchanged in connection with such transaction.

     “Purchase Agreement” means the Purchase Agreement, dated July 18, 2011, entered into by the Company, the Guarantors and the Initial Purchasers in connection with the sale of the Notes.
     “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.
     “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).
     “Reference Property” has the meaning specified in Section 7.05.
     “Register” and “Registrar” have the respective meanings specified in Section 3.06.
     “Regular Record Date” means, with respect to the payment of interest on the Notes (including Additional Interest, if any) Close of Business on January 1 or July 1, as the case may be, immediately preceding the relevant Interest Payment Date.
     “Resale Restriction Termination Date” has the meaning specified in Section 3.08(b)(ii).
     “Restricted Global Note” has the meaning specified in Section 3.08(b)(i).
     “Restricted Note” has the meaning specified in Section 3.07(a)(i).
     “Restricted Notes Legend” means a legend substantially in the form set forth in Section 2.02.
     “Restricted Stock” has the meaning specified in Section 3.07(b)(i).
     “Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit A hereto.
     “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Share Price” has the meaning specified in Section 7.07(c).
     “Significant Subsidiary” shall have the meaning given to such term in Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the date of this Indenture.

     “Spin-Off” has the meaning specified in Section 7.04(c).
     “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of all outstanding Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
     “Subsidiary Guarantee” means the joint and several guarantee pursuant to Article 15 hereof by a Guarantor of the Company’s obligations under this Indenture and the Notes.
     “Successor Entity” has the meaning specified in Section 10.01.
     “Trading Day” means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.
     “Trigger Event” has the meaning specified in Section 7.04(c).
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
     “Trust Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.
     “U.S.” means the United States of America.
     “Valuation Period” has the meaning set forth in Section 7.04(c).
     “Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate and, unless otherwise provided herein, an Opinion of Counsel.
     Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act § 314(a)(4)) shall comply with the provisions of Trust Indenture Act § 314(e) and shall include:
     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers Certificate or certificates of public officials.
     Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04 Acts of Holders; Record Dates. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by an agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.
     The fact and date of the execution by any Person of any such instrument may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.
     The Company may, in the circumstances permitted by this Indenture, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 12.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
     The ownership of Notes shall be proved by the Register.
     Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
     Section 1.05 [Reserved].
     Section 1.06 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Section 1.07 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.
     Section 1.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.
ARTICLE 2
SECURITY FORMS
     Section 2.01 Forms Generally. The Notes and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.
     The Notes shall initially be issued in the form of permanent Global Notes in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary, as hereinafter provided.
     Section 2.02 Form of Face of Note. NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING NINETY DAYS MAY RESELL THIS NOTE OR A BENEFICIAL INTEREST HEREIN.
[Include the following legend for Global Notes only (the “Global Notes Legend”):]

     [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]
     [THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
     THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,

SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]
5.5% Convertible Senior Notes due 2016

No. [ ]	U.S. $[ ]

CUSIP NO.	29257M AD2
ISIN NO.	US29257MAD20
     Endeavour International Corporation, a company duly incorporated and validly existing under the laws of the state of Nevada in the United States of America (herein called the “Company”), which term includes any Successor Entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [          ], or registered assigns, the principal sum of [          ] UNITED STATES DOLLARS (U.S. $[          ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on July 15, 2016. The Principal Amount of Physical Notes and interest thereon, as provided on the reverse hereof, shall be payable at the office of the Paying Agent in the City and State of New York and at any other office or agency maintained by the Company for such purpose, upon surrender of such Physical Notes. The Paying Agent will pay principal of any Global Note and interest thereon, as provided on the reverse hereof, in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note, on each Interest Payment Date, Fundamental Change Purchase Date or other payment date, as the case may be.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Note into shares of Common Stock of the Company and to the ability and obligation of the Company to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture. In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ENDEAVOUR INTERNATIONAL CORPORATION

By:

Name:

Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.
Wells Fargo Bank, National Association,
  as Trustee

By:

Authorized Signatory
Date of authentication:
     Section 2.03 Form of Reverse of Note.
ENDEAVOUR INTERNATIONAL CORPORATION
5.5% Convertible Senior Notes due 2016
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.5% Convertible Senior Notes due 2016 (the “Notes”), initially limited in aggregate principal amount to $135,000,000, which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) all issued or to be issued under and pursuant to an Indenture dated as of July 22, 2011 (the “Indenture”) among the Company, the guarantors named on the signature pages thereof (the “Guarantors”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Notes. The Indenture provides that Additional Notes may be issued thereunder, if certain conditions are met.
     Interest. The Notes will bear interest at a rate of 5.5% per year. Interest on the Notes will accrue from, and including, July 22, 2011, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date, beginning January 15, 2012. Pursuant to Section 9.03 of the Indenture, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest.
     Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the January 1 or July 1 (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

     Interest will cease to accrue on a Note upon its stated maturity, conversion or repurchase in connection with a Fundamental Change.
     Ranking. The Notes constitute a general unsecured and unsubordinated obligation of the Company.
     Guarantees. The payment by the Company of the principal of, interest and Additional Interest, if any, on the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.
     No Optional Redemption. The Notes are not redeemable by the Company prior to their stated maturity date. No sinking fund is provided for the Notes.
     Purchase at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Notes if a Fundamental Change occurs at any time prior to the Maturity Date at 100% of the Principal Amount together with accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, which amount will be paid in cash.
     Withdrawal of Fundamental Change Purchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture. The right to withdraw the Fundamental Change Purchase Notice will terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date.
     Payment of Fundamental Change Purchase Price. If money sufficient to pay the Fundamental Change Purchase Price of all Notes or portions thereof to be purchased on a Fundamental Change Purchase Date is deposited with the Paying Agent on the Fundamental Change Purchase Date, such Notes will cease to be outstanding and interest will cease to accrue on such Notes (or portions thereof) immediately after the Close of Business on such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price, upon surrender of such Note).
     Conversion. Subject to and upon compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Note set forth in Article 7 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock at the Applicable Conversion Rate. The Conversion Rate is initially 54.0190 shares of Common Stock per $1,000 Principal Amount of Notes (equivalent to an initial Conversion Price of approximately $18.51), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will deliver shares of Common Stock as set forth in the Indenture. No fractional shares will be issued upon any conversion, but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change

Purchase Date may be converted only if such Holder withdraws the related election to exercise such right in accordance with the terms of the Indenture.
     In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.
     Acceleration of Maturity. Subject to certain exceptions in the Indenture, if an Event of Default shall occur and be continuing, the Principal Amount plus interest through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     Supplemental Indentures with Consent of Holders; Waiver of Past Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     Registration of Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the United States, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.
     No service charge shall be made for any such registration of transfer or exchange, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and the Registrar and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Denominations. The Notes are issuable only in registered form in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate Principal Amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.
     This Note shall be governed by and construed in accordance with the laws of the State of New York.
     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
     For value received _________________________ hereby sell(s), assign(s) and transfer(s) unto _______________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ___________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
☐	To Endeavour International Corporation or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.
TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

     Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the third or fourth box is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

CONVERSION NOTICE
If you want to convert this Note into Common Stock of the Company, check the box: ☐
To convert only part of this Note, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000 in excess thereof):
$_____________________
If you want the share certificate, if any, made out in another Person’s name, fill in the form below:

(Insert other Person’s social security or tax ID no.)

(Print or type other Person’s name, address and zip code)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Form of Fundamental Change Repurchase Notice]
To: Wells Fargo Bank, National Association
1445 Ross Avenue, 2nd Floor
Dallas, Texas 75202
Attention: Corporate Trust Services
Facsimile: (214) 777-4086
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Endeavour International Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire Principal Amount of this Note, or the portion thereof (that is, a minimum of $1,000 or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.
     In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:

Signature(s)

Social Security or Other Taxpayer

Identification Number

Principal amount to be repaid (if less than all):
$_________,000
     NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
ARTICLE 3
THE SECURITIES
     Section 3.01 Title and Terms; Payments. The aggregate Principal Amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $135,000,000 (the “Initial Notes”), except for Notes as set forth in the Purchase Agreement authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.06, 3.07, 3.08, 3.09, 3.11, 3.12, 8.05 or 14.06. Initial Notes in an aggregate

Principal Amount of $135,000,000 shall be issued on the date hereof upon the Company’s compliance with Section 3.04. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or upon the written order of the Company, without any further action by the Company hereunder; provided, however, that (1) if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, any such Additional Notes will have a separate CUSIP number; (2) such Additional Notes must be issued pursuant to the same terms (other than the offering price) and as the Initial Notes; and (3) the Trustee must receive an Officers’ Certificate to the effect that such issuance of Additional Notes complies with the provisions of this Indenture, including each provision of this paragraph.
     The Notes shall be known and designated as the “5.5% Convertible Senior Notes due 2016” of the Company. The Principal Amount shall be payable on the Maturity Date.
     The Principal Amount of Physical Notes shall be payable at the office of the Paying Agent in the City and State of New York and at any other office or agency maintained by the Company for such purpose. Interest on Physical Notes will be payable (i) to Holders having an aggregate Principal Amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders having an aggregate Principal Amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Company will pay principal of, and interest on, Global Notes in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note, on each Interest Payment Date, Fundamental Change Purchase Date or other payment date, as the case may be.
     Any Notes repurchased by the Company will be cancelled and no longer outstanding hereunder.
     Section 3.02 Ranking. The Notes constitute a general unsecured and unsubordinated obligation of the Company.
     Section 3.03 Denominations. The Notes shall be issuable only in registered form without coupons and in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.
     Section 3.04 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer or any of its Vice Presidents
     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     Subject to Section 3.01, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as Global Notes or as Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.
     Each Note shall be dated the date of its authentication.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     Section 3.05 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes; provided, that any such temporary Notes shall bear legends on the face of such Notes as set forth in Section 2.02.
     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.
     Section 3.06 Registration; Registration of Transfer and Exchange.
     (a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Registrar” (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.
     Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 3.07 and 3.11).
     At the option of the Holder and subject to the other provisions of Section 3.07 and to Section 3.11, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.
     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.05 not involving any transfer.
     Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 3.11(a)(iv).
     (b) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any

Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.
     Section 3.07 Transfer Restrictions.
     (a) Restricted Notes.
     (i) Every Note (and all securities issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion thereof) that bears, or that is required under this Section 3.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.
     (ii) Until the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend unless:
     (A) such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;
     (B) such Note was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or
     (C) the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note.
     (iii) In addition, until the Resale Restriction Termination Date:
     (A) no transfer of any Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers the form of assignment set forth on the Note, with the appropriate box checked, to the Trustee; and

     (B) the Registrar will not register any transfer of any Note that is a Restricted Note to a Person that is an affiliate of the Company or has been an affiliate of the Company (within the meaning of Rule 144) within the three months immediately preceding the date of such proposed transfer.
     (iv) On and after the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend at any time the Company reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend.
     (b) Restricted Stock.
     (i) Every share of Common Stock that bears, or that is required under this Section 3.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.
     (ii) Until the Resale Restriction Termination Date, any share of Common Stock issued upon the conversion of a Note will be issued in definitive form and will bear the Restricted Stock Legend unless:
     (A) such share of Common Stock was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such conversion;
     (B) such share of Common Stock was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the three months immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act;
     (C) such Note, regardless of whether bearing the Restricted Notes Legend, was not, at the time of its conversion, required to bear the Restricted Notes Legend pursuant to Section 3.07(a) and such Common Stock was issued to a Person other than (1) the Company or (2) an affiliate of the Company; or

     (D) the Company delivers written notice to the Trustee, the Registrar and the transfer agent for the Common Stock stating that such share of Common Stock need not bear the Restricted Stock Legend.
     (iii) On and after the Resale Restriction Termination Date, any share of Common Stock will be issued in definitive form and will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such share of Common Stock must bear the Restricted Stock Legend.
     (c) As used in this Section 3.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.
     Section 3.08 Expiration of Restrictions. (a) Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate Principal Amount that do not bear the Restricted Notes Legend required by Section 3.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 3.11 and deliver any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.
     (b) Global Notes; Resale Restriction Termination Date.
     (i) If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 3.07 hereof.
     (ii) To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process at least 15 days immediately prior to the Free Trade Date and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly after the Free Trade Date, but not an Opinion of Counsel. The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate will be known as the “Resale Restriction Termination Date.”
     (A) Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with an unrestricted CUSIP number.
     (B) Promptly after the Resale Restriction Termination Date, the Company (or the Trustee upon instruction by the Company) will provide Bloomberg LLP with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg LLP to adjust its screen page for the Notes to indicate that the Notes are no longer Restricted Notes and are now identified by an unrestricted CUSIP number.
     (iii) Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and otherwise use reasonable efforts to cause each Global Note to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.
     (iv) Notwithstanding anything to the contrary in Section 3.08(b)(i), (ii) or (iii), the Company will not be required to deliver the Free Transferability Certificate if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.
     Section 3.09 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
     Upon the issuance of any new Note under this Section 3.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Note issued pursuant to this Section 3.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 3.10 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Guarantors, the Trustee, the Registrar and any agent of the Company, the Guarantors, the Trustee or the Registrar may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee, the Registrar nor any agent of the Company, the Guarantors, the Trustee or the Registrar shall be affected by notice to the contrary.
     Section 3.11 Transfer and Exchange.
     (a) Provisions Applicable to All Transfers and Exchanges.
     (i) Subject to the restrictions set forth in this Section 3.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.
     (ii) All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (iii) No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.
     (iv) Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion or (ii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, in each case, except to the extent any portion of such Note is not subject to the foregoing.
     (v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 3.11(c):

     (i) all Notes will be represented by one or more Global Notes;
     (ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 3.07); and
     (iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (c) Transfer and Exchange of Global Notes.
     (i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:
     (A) the Depositary is unwilling or unable to continue to act as Depositary; or
     (B) the Depositary is no longer registered as a clearing agency under the Exchange Act;
and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.
     In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 3.04, will promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 3.04, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate Principal Amount of Physical Notes equal to the aggregate Principal Amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 3.07.
     (ii) In addition, if (x) the Company, in its discretion, subject to the Depositary’s rules, determines that any Global Note will be exchangeable for Physical Notes or (y) an Event of Default has occurred and is continuing, in each case, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Physical Notes by delivering a written request to the Registrar.
In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 3.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate Principal Amount equal to the aggregate Principal Amount of such beneficial interest and bearing any legends that such Physical Notes are required to bear under Section 3.07, and (C) the Registrar, in accordance with the Applicable Procedures, will cause the Principal Amount of such Global Note to be decreased by the aggregate Principal Amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.
     (d) Transfer and Exchange of Physical Notes.
     (i) If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation that the Company, the Trustee or the Registrar reasonably requires to ensure that such transfer complies with Section 3.07 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07. Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations, having like aggregate Principal Amount and bearing any restrictive legends required by Section 3.07.
     (ii) If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate Principal Amount equal to the aggregate Principal Amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are to bear under Section 3.07.
     If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02; (B) if such Physical Note is a Restricted Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate Principal Amount of Notes represented by such Global Note to be increased by the aggregate Principal Amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate Principal Amount of such Physical Note. If no Global Notes are then outstanding, the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, authenticate, a new Global Note in the appropriate aggregate Principal Amount.
     The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.11. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
     Section 3.12 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 7 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
     Section 3.13 CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use). The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE 4
COVENANTS
     Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. If any Interest Payment Date, the Maturity Date or any Fundamental Change Purchase

Date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon in respect of such delay.
     Section 4.02 Maintenance of Office or Agency. The Company shall maintain an office or agency in the United States where the Notes may be surrendered for registration of transfer or exchange or for presentation for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall maintain an office or agency in the City and State of New York where the Notes may be surrendered or presented for payment. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate co-Registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided that the Company shall at all times maintain an office or agency in the City and State of New York where the Notes may be surrendered or presented for payment.
     The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Trustee as Paying Agent at its corporate trust office in the City and State of New York, which, on the date of this Indenture, is located at 45 Broadway, 14th Floor, New York, New York 10006. The Company hereby initially designates the Trustee as Registrar and Conversion Agent at its Corporate Trust Office.
     So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 11.11(a) and the third paragraph of Section 11.12. If co-Registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Notes it can identify from its records.
     Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.11, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04 Provisions as to Paying Agent.
     (a) The Company may designate additional Paying Agents, rescind the designation of any Paying Agent, or approve a change in the office through which any Paying Agent acts, provided that there shall be a Paying Agent in the City and State of New York at all times. If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

     (i) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;
     (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m. New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, by 10:00 a.m. New York City time on each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.
     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 13.03 and 13.04.
     The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.
     Section 4.05 Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

     Section 4.06 [Reserved]
     Section 4.07 [Reserved]
     Section 4.08 Rule 144A Information Requirement. The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, so long as any of the Notes or shares of Common Stock delivered upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder or beneficial owner of such Notes or such shares of Common Stock and any prospective purchaser of such Notes or such shares of Common Stock, the information required pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act, and it will take such further action as any Holder or beneficial owner of such Notes or such shares of Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.
     Section 4.09 Resale of Certain Notes. The Company shall not, and shall not permit any of its Subsidiaries to, resell any Notes that have been reacquired by the Company or any such Subsidiary. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.
     Section 4.10 Commission Filings and Reports. The Company covenants that any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed within the time periods specified in the rules and regulations of the Commission (including any grace period provided by Rule 12b-25 under the Exchange Act), and must be filed by the Company with the Trustee within 15 days after the same are filed with the Commission; provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 4.10. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company shall at all times comply with Trust Indenture Act § 314(a).
     Section 4.11 Book-Entry System. If the Notes cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Notes.
     Section 4.12 Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 9.03, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional

Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 4.13 [RESERVED].
     Section 4.14 Stay; Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company or the Guarantors from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and each of the Company and the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.15 Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 2011), an Officers’ Certificate, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
     The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, a written notice setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
     Any notice required to be given under this Section 4.15 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.
     Section 4.16 Additional Subsidiary Guarantees. If, after the date of this Indenture, any Material Domestic Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness of the Company or any Guarantor in excess of the De Minimis Guaranteed Amount, then that Subsidiary shall become a Guarantor by executing a supplemental indenture substantially in the form of Annex A hereto and delivering it to the Trustee within 30 days of the date on which it guaranteed such Indebtedness, together with an Officers’ Certificate and Opinion of Counsel as required by Sections 1.02 and 14.03.
     Each Subsidiary Guarantee shall also be released in accordance with Article 15.

ARTICLE 5
[RESERVED]
ARTICLE 6
[RESERVED]
ARTICLE 7
CONVERSION
     Section 7.01 Right to Convert.
     (a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert the Principal Amount of any such Notes, or any portion of such Principal Amount, into shares of Common Stock, provided that any portion of such Principal Amount that a Holder elects to convert is equal to $1,000 or an integral multiple of $1,000 in excess thereof.
     (b) Notwithstanding the foregoing, if a Holder has already delivered a Fundamental Change Purchase Notice with respect to a Note under Section 8.01, such Holder may convert such Note only if such Holder first withdraws the related Fundamental Change Purchase Notice pursuant to Section 8.03. If a Holder has surrendered such Holder’s Note for required purchase in connection with a Fundamental Change, such Holder’s right to withdraw the related Fundamental Change Purchase Note and convert each Note that is subject thereto will terminate at the Close of Business on (i) the Business Day immediately preceding the relevant Fundamental Change Purchase Date or (ii) in the case of a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Note, the Business Day immediately preceding the day on which such Default is no longer continuing.
     (c) Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.
     (d) A Holder of Notes is not entitled to any rights of a holder of shares of Common Stock until such Holder has converted its Notes, and only to extent such Notes are deemed to have been converted into shares of Common Stock pursuant to this Article 7.
     Section 7.02 Conversion Procedure.
     (a) Each Note shall be convertible at the office of the Conversion Agent.
     (b) In order to exercise the conversion right with respect to any interest in Global Notes, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 7.03(c) and any transfer taxes or duties if required pursuant to Section 7.08. However, no service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes except in compliance with the below provisions governing exercise of conversion rights. In order to exercise the conversion right with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:
     (i) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or facsimile of the Conversion Notice and deliver such notice to a Conversion Agent, which action shall be irrevocable;
     (ii) surrender the Note to a Conversion Agent;
     (iii) if required, furnish appropriate endorsements and transfer documents,
     (iv) if required pursuant to Section 7.08, pay any transfer taxes or duties; and
     (v) if required, pay funds equal to interest (including Additional Interest, if any) payable on the next Interest Payment Date to which the Holder is not entitled as required by Section 7.03(c).
     The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”
     (c) On the third Business Day immediately following the Conversion Date, the Company shall issue and shall deliver to the converting Holder at the office of the Conversion Agent, a certificate or certificates for the number of full shares of Common Stock issuable in respect of such conversion in accordance with the provisions of this Article 7. In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Notes.
     Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in Section 7.01(b) have been satisfied as to such Notes (or portion thereof) and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, as of the Close of Business on the relevant Conversion Date that such Holder converted the Notes, the holder of record of the shares of Common Stock represented thereby.
     (d) Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Note as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
     (e) Each share certificate representing Common Stock issued upon conversion of the Notes that are Restricted Notes shall bear the Restricted Stock Legend as set forth in Section 3.07 and Exhibit A.
     Section 7.03 Settlement upon Conversion.

     (a) With respect to any conversion of Notes, if any, the Company shall, subject to the provisions of this Article 7, deliver to converting Holders, in respect of each $1,000 Principal Amount of Notes being converted, a number of shares of Common Stock equal to the Applicable Conversion Rate, on the third Business Day immediately following the relevant Conversion Date, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 7.03(d).
     (b) Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates and the converting Holder was the Holder on the relevant Regular Record Date.
     (c) If Notes are converted after the Close of Business on a Regular Record Date for the payment of interest, Holders of such Notes at the Close of Business on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Maturity Date; (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the first Business Day immediately following the corresponding Interest Payment Date; or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.
     (d) The Company shall not issue fractional shares upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate Principal Amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the conversion of any Notes, the Company shall make payment an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Last Reported Sale Price of the Common Stock on the relevant Conversion Date by such fractional share and rounding the product to the nearest whole cent.
     (e) By delivery to the Holder of the full number of shares of Common Stock, together with any cash payment for fractional shares, issuable upon conversion, the Company will be deemed to satisfy in full its obligation to pay the Principal Amount of the Notes and all accrued and unpaid interest to, but excluding, the Conversion Date. Upon conversion of the Notes, all accrued and unpaid interest to, but excluding, the Conversion Date will be deemed to be paid in full rather than canceled, extinguished or forfeited, subject to Section 7.03(c) above.
     Section 7.04 Adjustment of Conversion Rate. The Applicable Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders of Notes participate (other than in the case of a share split or share combination), at the same time and on the same terms as holders of shares of Common Stock, solely as a result of holding the Notes, in any of the transactions described in this Section 7.04, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Applicable Conversion Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the Principal Amount of Notes held by such Holders, divided by $1,000.
     (a) If the Company issues shares of Common Stock as a dividend or distribution on the Common Stock, or if the Company effects a share split or share combination of its Common Stock, the Applicable Conversion Rate will be adjusted based on the following formula:
where,

CR0 =	the Applicable Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1 =	the Applicable Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
     Any adjustment made pursuant to this Section 7.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7.04(a) is declared but not so paid or made, or any such share split or combination is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Applicable Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Applicable Conversion Rate, no adjustment to the Applicable Conversion Rate will be made (other than (i) as a result of a reverse share split or share combination or (ii) with respect to the Company’s right to readjust the Applicable Conversion Rate as described in the immediately preceding sentence).
     (b) If the Company distributes to all or substantially all holders of shares of Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of such distribution, the Applicable Conversion Rate will be increased based on the following formula:
where,

CR0 =	the Applicable Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1 =	the Applicable Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.
     The foregoing increase in the Applicable Conversion Rate shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Close of Business on the Record Date for such distribution. If such rights, options or warrants are not so distributed, the Applicable Conversion Rate will be immediately decreased to the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Applicable Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Applicable Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Applicable Conversion Rate as described in the two immediately preceding sentences).
     In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase or exercise conversion rights for, shares of Common Stock at a purchase price less than such average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate exercise or purchase price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.
     (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities (the “Distributed Property”), to all or substantially all holders of shares of Common Stock, excluding:
     (i) dividends or distributions of Common Stock or rights, options or warrants as to which an adjustment was effected pursuant to Section 7.04(a) or Section 7.04(b), as the case may be;
     (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7.04(d); and
     (iii) Spin-Offs to which the provisions set forth below in this Section 7.04(c) apply;
then the Applicable Conversion Rate will be increased based on the following formula:
where,

CR0 =	the Applicable Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1 =	the Applicable Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Company’s Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution;
provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, adequate provision will be made so that each Holder of a Note shall receive on the date on which the Distributed Property is distributed to holders of the Common Stock, for each $1,000 Principal Amount of the Notes, the amount and kind of Distributed Property that such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Applicable Conversion Rate on the Record Date for such distribution; provided further that if the Company’s Board of Directors determines “FMV” for purposes of the foregoing increase by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock for purposes of determining “SP0” as set forth above.
     An increase in the Applicable Conversion Rate made pursuant to the immediately preceding paragraph shall become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is declared but not so paid or made, the Applicable Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Applicable Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Applicable Conversion Rate as described in the immediately preceding sentence).
     With respect to an adjustment pursuant to this Section 7.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit or affiliate, of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors) (a “Spin-Off”), the Applicable Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Applicable Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 =	the Applicable Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of “Last Reported Sale Price” as if such Capital Stock or similar equity interest were Common Stock) over the first ten consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
     The increase in the Applicable Conversion Rate under the immediately preceding paragraph will be determined as of the Close of Business on the last Trading Day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date of the Spin-Off; provided that in respect of any conversion during the Valuation Period, references with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, and including, the Conversion Date in determining the Applicable Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Applicable Conversion Rate shall be immediately decreased, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Applicable Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Applicable Conversion Rate as described in the immediately preceding sentence).
     For purposes of this Section 7.04(c) (and subject in all respect to Section 7.12), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.04(c) (and no adjustment to the Applicable Conversion Rate under this Section 7.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Applicable Conversion Rate shall be made under this Section 7.04. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets or property, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Applicable Conversion Rate under this Section 7.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Applicable Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Applicable Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share of Common Stock redemption or purchase price received by a holder or holders of shares of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Applicable Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
     For purposes of Section 7.04(a), Section 7.04(b) and this Section 7.04(c), any dividend or distribution to which this Section 7.04(c) is applicable that also includes one or both of:
     (A) a dividend or distribution of shares of Common Stock to which Section 7.04(a) is applicable (the “Clause A Distribution”); or
     (B) a dividend or distribution of rights, options or warrants to which Section 7.04(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7.04(c) is applicable (the “Clause C Distribution”) and any adjustment to the Applicable Conversion Rate required by this Section 7.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any adjustment to the Applicable Conversion Rate required by Section 7.04(a) and Section 7.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” for the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date for the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as applicable” within the meaning of Section 7.04(a) or “outstanding immediately prior to the Close of Business on such Record Date” within the meaning of Section 7.04(b).

     (d) If any cash dividend or distribution is paid or made to all or substantially all holders of shares of Common Stock, the Applicable Conversion Rate shall be increased based on the following formula:
where,

CR0 =	the Applicable Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1 =	the Applicable Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of shares of Common Stock.
     The increase in the Conversion Rate under this Section 7.04(d) will become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is declared but not so paid or made, the Applicable Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Applicable Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Applicable Conversion Rate as described in the immediately preceding sentence).
     Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 Principal Amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such dividend or distribution.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (excluding odd lots of shares of Common Stock), to the extent that the cash and fair market value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the

Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Applicable Conversion Rate will be increased based on the following formula:
where

CR0 =	the Applicable Conversion Rate in effect immediately prior to the Close of Business on the Trading Day next succeeding the Expiration Date;

CR1 =	the Applicable Conversion Rate in effect immediately after the Close of Business on the Trading Day next succeeding the Expiration Date;

AC =	the aggregate fair market value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Trading Day next succeeding the Expiration Date.
     The increase in the Applicable Conversion Rate under this Section 7.04(e) shall occur at the Close of Business on the 10th Trading Day immediately following the Trading Day next succeeding the Expiration Date but will be given effect immediately after the Close of Business on the Expiration Date; provided that in respect of any conversion within the 10 consecutive Trading Day period immediately following, and including, the Expiration Date, references to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Expiration Date to, and including, the Conversion Date in determining the Applicable Conversion Rate.

     If the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the Applicable Conversion Rate shall immediately be readjusted to the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Applicable Conversion Rate, no adjustment to the Applicable Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described in the immediately preceding sentence).
     (f) [RESERVED]
     (g) In addition to those Conversion Rate adjustments required by Sections 7.04(a), 7.04(b), 7.04(c), 7.04(d) and 7.04(e), and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange and, if applicable, any other securities exchange on which the Company’s securities are then listed, the Company from time to time (i) may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest and (ii) may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to this Section 7.04(g), the Company shall mail to Holders of record of the Notes a notice of the increase (in lieu of any notice otherwise required under Section 7.04(j) below) at least 5 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (h) The Applicable Conversion Rate will not be adjusted, among other things:
     (i) upon the issuance of any shares of Common Stock pursuant to any future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee or director benefit plan or program of the Company, or assumed by the Company, or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any shares of Common Stock pursuant to the 11.5% Convertible Bonds or any other option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued, except as set forth in Section 7.12;
     (iv) for a change in the par value of the Common Stock; or
     (v) for accrued and unpaid interest, and Additional Interest, if any.

     (i) Adjustments to the Applicable Conversion Rate under this Article 7 shall be calculated to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Applicable Conversion Rate. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, upon any conversion of the Notes (solely with respect to the Notes to be converted), the Company shall give effect to all adjustments that Company otherwise has deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.
     (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at such Holder’s latest address appearing in the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (k) In any case in which this Section 7.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Notes converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 7.03.
     (l) For purposes of this Section 7.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     Section 7.05 Effect of Reclassification, Consolidation, Merger or Sale. In the case of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination involving the Company, (iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries, or (iv) any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the Merger Event, the Company shall execute with the Trustee a supplemental indenture permitted under Section 14.01 providing for the right to convert each $1,000 Principal Amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event. If such Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election. The Company shall notify Holders of the Notes of such weighted average as soon as practicable after such determination is made. The Company shall not become a party to any Merger Event unless its terms are consistent with the foregoing. For the avoidance of doubt, adjustments to the Conversion Rate pursuant to Section 7.04 do not apply to distributions to the extent that the right to convert the Notes has been changed into the right to convert into, or exchange for, Reference Property.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 7.05 applies to any event or occurrence, Section 7.04 shall not apply.
     Section 7.06 Adjustments of Prices. Whenever any provision of this Indenture requires a calculation of the Last Reported Sale Prices over a span of multiple days (including with respect to the Share Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period during which such prices are to be calculated. Such adjustments will be effective as of the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event causing the adjustment to the Conversion Rate.
     Section 7.07 Adjustment upon a Make-Whole Fundamental Change.
     (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Notes is received by the Conversion Agent during the period from, and including, the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date).

     (b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall deliver shares of Common Stock, including the Additional Shares, as provided under Section 7.03. If the consideration for the shares of Common Stock in any Make-Whole Fundamental Change described in clause (2)(A) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of the Notes following the Effective Date, the conversion obligation will be calculated based solely on the Share Price for the transaction and will be deemed to be, per $1,000 Principal Amount of Notes, an amount equal to the Applicable Conversion Rate (including any adjustment as described in this Section 7.07) multiplied by such Share Price.
     (c) The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the price (the “Share Price”) paid (or deemed paid) per share of Common Stock in the Make-Whole Fundamental Change. If the holders of the shares of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2)(A) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.
     (d) The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 7.04.
     (e) The exact Share Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:
     (i) If the Share Price is between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.
     (ii) If the Share Price is greater than $100.00 per share (subject to adjustment in the same manner and at the same time as the Share Prices pursuant to Section 7.07(d)), no Additional Shares will be added to the Conversion Rate.
     (iii) If the Share Price is less than $14.24 per share (subject to adjustment in the same manner and at the same time as the Share Prices pursuant to Section 7.07(d)), no Additional Shares will be added to the Conversion Rate.

     Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 70.2246 shares of Common Stock per $1,000 Principal Amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 7.04.
     (f) If a Holder of Notes elects to convert its Notes prior to the Effective Date, such Holder shall not be entitled to an increased Conversion Rate in connection with such conversion.
     (g) The Company shall notify Holders of the anticipated Effective Date and issue a press release announcing such Effective Date as soon as practicable after it determines the Effective Date, but in no event later than five Business Days after such Effective Date; provided that if the Company does not have knowledge of such transaction within five Business Days of the Effective Date, no later than five Business Days after the date upon which the Company receives notice, or otherwise becomes aware, of such transaction.
     Section 7.08 Taxes on Shares Issued. Any issue of share certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes or duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 7.09 Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder).
     Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such shares of Common Stock at such adjusted Conversion Price.
     The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

     The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
     Section 7.10 Responsibility of Trustee and Conversion Agent . The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 7. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 7.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 7.11 Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7.04; or
     (b) the Company shall authorize the granting to the holders of all or substantially all of the shares of Common Stock of options, rights or warrants to subscribe for or purchase any share of any class or any other options, rights or warrants; or
     (c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 3.06 of this Indenture, as promptly as practicable, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 7.12 Shareholder Rights Plan. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 7 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the shares of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as any such agreement may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed, to all holders of the Common Stock, Distributed Property as described in Section 7.03(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 7.13 Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 7 shall be conclusive if made in good faith and in accordance with the provisions of this Article 7, absent manifest error, and set forth in a Board Resolution.
ARTICLE 8
PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE
     Section 8.01 Purchase at Option of Holders upon a Fundamental Change.
     (a) Generally. If a Fundamental Change occurs at any time prior to the Maturity Date of the Notes, then each Holder shall have the right, at such Holder’s option to require the Company to purchase any or all of such Holder’s Notes or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on a date specified by the Company that is no earlier than the 15th and not later than the 35th calendar day following the date of the Fundamental Change Company Notice, subject to extension to comply with applicable law (the “Fundamental Change Purchase Date”), at a purchase price in cash equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date or, in the case of a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes, the day on which such Default is no longer continuing (the “Fundamental Change Purchase Price”); provided, however, if the Fundamental Change Purchase Date occurs after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will pay accrued and unpaid interest to the Holder of record on such Regular Record Date.
     Purchases of Notes under this Section 8.01 shall be made, at the option of the Holder thereof upon:
     (i) delivery to the Paying Agent of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Notes on or prior to the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, which must specify:
     (A) if the Notes are Physical Notes, the certificate numbers of the Holder’s Notes to be delivered for purchase;
     (B) the portion of the Principal Amount of the Holder’s Notes to be purchased, which must be $1,000 or an integral multiple in excess thereof; and
     (C) that the Holder’s Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at any time on or prior to the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 8.01 only if the Notes so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice; provided that, if such Holder’s Notes are not Physical Notes, such Holder must comply with the Applicable Procedures.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of the book-entry transfer or delivery of the Notes.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 8.01 shall have the right to withdraw such Fundamental Change Purchase Notice (in whole or in part) at any time prior to the Close of Business on (i) the Business Day prior to the Fundamental Change Purchase Date or (ii) in the case of a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes, the Business Day immediately preceding the day on which such Default is no longer continuing, in either case, by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 8.03 below.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
     (b) Fundamental Change Company Notice. Subject to Section 8.08, on or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) whether the fundamental change is a Make-Whole Fundamental Change, and the last day on which a Holder may convert in connection with the Make-Whole Fundamental Change;
     (iv) the last date on which a Holder may exercise the purchase right;
     (v) the Fundamental Change Purchase Price;
     (vi) the Fundamental Change Purchase Date;
     (vii) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (viii) if applicable, the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;
     (ix) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 8.03; and
     (x) the procedures that Holders must follow to require the Company to purchase their Notes.

     No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 8.01.
     (c) No Payment During an Acceleration. Notwithstanding the foregoing, no Notes may be purchased by the Company at the option of the Holders pursuant to this Section 8.01 if the Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes).
     (d) Payment of Fundamental Change Purchase Price. The Notes to be purchased pursuant to this Section 8.01 shall be paid for in cash.
     Section 8.02 Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 8.01(a), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 8.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be payable to such Holder promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 8.01(a) have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 8.01(a).
     Section 8.03 Withdrawal of Fundamental Change Purchase Notice.
     (a) A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice prior to the Close of Business on (i) the Business Day immediately preceding the relevant Fundamental Change Purchase Date or (ii) in the case of a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes, the Business Day immediately preceding the day on which such Default is no longer continuing, specifying:
     (i) the Principal Amount of the withdrawn Notes;
     (ii) if the Notes are Physical Notes, the certificate numbers of the withdrawn Notes; and
     (iii) the Principal Amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which must be $1,000 or an integral multiple of $1,000 in excess thereof;
provided that, if such Holder’s Notes are not Physical Notes, such Holder must comply with the Applicable Procedures.

     Section 8.04 Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 8.04. If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of any Note surrendered for purchase and not withdrawn in accordance with this Indenture as of the Close of Business on the Fundamental Change Purchase Date, then immediately following the Close of Business on the Fundamental Change Purchase Date, (a) any such Note will cease to be outstanding and interest will cease to accrue thereon on the Fundamental Change Purchase Date (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Additional Interest, if any) upon delivery or book-entry transfer of such Note).
     Section 8.05 Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased.
     Section 8.06 Covenant to Comply With Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 8.01, the Company shall, if required:
     (a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other of the tender offer rules under the Exchange Act that may then be applicable;
     (b) file a Schedule TO or any other required schedule under the Exchange Act; and
     (c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.
     Section 8.07 Repayment to the Company . Subject to the requirements of any applicable abandoned property laws, regardless of who acts as Paying Agent, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 8.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.
     Section 8.08 Payment or Consent for Other Secured Indebtedness. Notwithstanding the foregoing, prior to the Company’s delivery of a Fundamental Change Purchase Notice pursuant to Section 8.01 and prior to any purchase of Notes by the Company contemplated pursuant to Section 8.01, the Company or any Guarantor must either repay in full in cash or obtain the requisite consents to purchase the Notes under the 15% Term Loan and any other senior secured Indebtedness of the Company or any Guarantor requiring such consent or repayment.
ARTICLE 9
EVENTS OF DEFAULT; REMEDIES
     Section 9.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) failure by the Company to pay any interest on any Notes when due and payable and such failure continues for a period of 30 days;
     (b) failure by the Company to pay the Principal Amount of any Note when due and payable on the Maturity Date, upon required purchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise, including, for the avoidance of doubt, any failure to pay due to a failure to obtain requisite consents under or repay other Indebtedness pursuant to Section 8.08;
     (c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for a period of five Business Days;
     (d) failure by the Company to provide the Fundamental Change Company Notice to Holders required pursuant to Section 8.01(b) hereof when due, and such failure continues for five Business Days, including, for the avoidance of doubt, any failure to give such notice due to a failure to obtain requisite consents under or repay other Indebtedness pursuant to Section 8.08;
     (e) failure by the Company or any Guarantor to comply with its obligations under Article 10 hereof;
     (f) failure by the Company or any Guarantor in the performance of any other covenant or agreement of the Company in the Notes or in this Indenture that continues for a period of 60 days after receipt by the Company of a Notice of Default;
     (g) default by the Company or any Subsidiary of the Company with respect to any Indebtedness for borrowed money of the Company or any Subsidiary (other than any Non-Recourse Debt with respect to the Company and any Guarantor) in excess of $10,000,000 in the aggregate, whether such Indebtedness now exists or shall hereafter be created, which default results (i) in such Indebtedness becoming or being declared due and payable or (ii) from a failure to pay the principal of any such Indebtedness when due and payable at its stated maturity, upon required purchase, upon declaration of acceleration or otherwise; provided, however, that any such Event of Default shall be deemed cured and not continuing upon payment of such Indebtedness or rescission of such declaration of acceleration;
     (h) a final judgment for the payment of $20,000,000 or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
     (i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Significant Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable federal, state or foreign law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;
     (j) the commencement by the Company or by a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company or of any substantial part of such entity’s property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary of the Company in furtherance of any such action; and
     (k) (i) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or (ii) any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, except, in each case, by reason of the release of such Subsidiary Guarantee in accordance with this Indenture.

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have be given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company’s Paying Agent or any Holder.
     Section 9.02 Acceleration of Maturity: Waiver of Past Defaults and Rescission.
     (a) If an Event of Default (other than those specified in Sections 9.01(i) and 9.01(j) involving the Company, and as otherwise provided in Section 9.03) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes may, and the Trustee at the request of such Holders shall, declare 100% of the Principal Amount plus accrued and unpaid interest on all the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest shall become immediately due and payable.
     Notwithstanding the foregoing, in the case of an Event of Default specified in Section 9.01(i) or Section 9.01(j) with respect to the Company (but not with respect to any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, in the aggregate, would constitute a Significant Subsidiary of the Company), 100% of the Principal Amount plus accrued and unpaid interest on all outstanding Notes will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (b) The Holders of a majority in aggregate Principal Amount of the outstanding Notes, by written notice to the Company and the Trustee, may (x) waive any past Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 9 provided, rescind any such acceleration with respect to the Notes and its consequences, except, in each case, with respect to a Default described in Section 9.01(a), Section 9.01(b) or Section 9.01(c), or in respect of a covenant or provision hereof which under Article 14 cannot be modified or amended without the consent of the Holder of each outstanding Note affected, if:
     (i) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and
     (ii) all existing Events of Default (other than the non-payment of any Principal Amount or interest that became due solely by such declaration of acceleration) have been cured or waived.
     Upon any such waiver, the Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of the Indenture; but not such waiver shall extend to any subsequent or other Default or impair any right consequent.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Section 9.03 Additional Interest.

     (a) If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of any of the Initial Notes, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Notes are not otherwise Freely Tradable (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes, which shall accrue at the rate of 0.50% per annum of the Principal Amount of Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or for which the Notes are not Freely Tradable (ending on the date that is one year from the last date of original issuance of any of the Initial Notes); provided that, notwithstanding anything to the contrary in this Indenture, during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of any of the Initial Notes, in no event shall the aggregate amount of Additional Interest payable pursuant to this paragraph and pursuant to Section 9.03(b) exceed 0.50% per annum.
     Further, if, and for so long as, the Restrictive Notes Legend has not been removed from the Notes, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise Freely Tradable as of the 366th day after the last date of original issuance of any of the Initial Notes, the Company shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes at the rate of 0.50% per annum of the Principal Amount of Notes outstanding until the Restrictive Notes Legend has been removed in accordance with Section 3.08, the Notes are assigned an unrestricted CUSIP number and the Notes are Freely Tradable.
     The obligations of the Company pursuant to this Section 9.03(a) are separate and distinct from, and in addition to, the obligations of the Company pursuant to Section 9.03(b), subject to proviso to the first paragraph of this Section 9.03(a). Any Additional Interest payable pursuant to this Section 9.03(a) will be payable in arrears on each Interest Payment Date following accrual in the same manner as ordinary interest is payable pursuant to Section 2.03.
     (b) Notwithstanding anything to the contrary in this Indenture, if so elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 4.10 hereof will (i) for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.25% of the Principal Amount of outstanding Notes and (ii) from the 91st day until the 180th day following the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% of the Principal Amount of outstanding Notes. The Additional Interest payable pursuant to this Section 9.03(b) will be in addition to any Additional Interest that may accrue pursuant to Section 9.03(a) (subject to the proviso to the first paragraph of such Section). If the Company so elects, the Additional Interest payable under this Section 9.03(b) will be payable on all outstanding Notes from and including the date on which such Event of Default first occurs to and including the 180th day thereafter, or such earlier date on which such Event of Default has been cured or waived or ceases to exist. On the 181st day after such Event of Default, if such Event of Default has not been cured or waived prior to such 181st day, Additional Interest payable pursuant to this Section 9.03(b) will cease to accrue and the Notes will be subject to acceleration as provided in Section 9.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 9.03(b) upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 9.02. Any Additional Interest payable pursuant to this Section 9.03(b) will be payable in arrears on each Interest Payment Date following accrual in the same manner as ordinary interest is payable pursuant to Section 2.03.
     In order to elect to pay the Additional Interest payable pursuant to this Section 9.03(b) as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.10 in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and Paying Agent of such election on or before the Close of Business on the date on which such Event of Default first occurs. Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Notes will be immediately subject to acceleration as provided in Section 9.02.
     Section 9.04 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid interest on the Maturity Date therefor or in the payment of the Fundamental Change Purchase Price in respect of any Note, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 9.05 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under this Indenture and applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 11.07.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,

adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 9.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 11.07;
     SECOND: To the payment of the amounts then due and unpaid on the Notes for the Principal Amount, Fundamental Change Purchase Price, or interest (including Additional Interest, if any) as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and
     THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
     Section 9.07 Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Notes, the Subsidiary Guarantees or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 9.01(a), Section 9.01(b) or Section 9.01(c)) unless:
     (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (ii) the Holder or Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in is own name as Trustee hereunder;
     (iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
     (iv) the Trustee for 60 days after its receipt of such request and offer of security or indemnity has failed to institute any such proceeding; and
     (v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the outstanding Notes;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 9.08 Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount (including the Fundamental Change Purchase Price or interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or any Fundamental Change Purchase Date or otherwise, as applicable), any accrued and unpaid interest (including Additional Interest, if any) and to convert the Notes in accordance with Article 7, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.
     Section 9.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 9.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 9.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 9.12 Control by Holders. The Holders of a majority in aggregate Principal Amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 9.13 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 9.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Note on or after the Maturity Date of such Note or the Fundamental Change Purchase Date.
     Section 9.14 [Reserved.]
     Section 9.15 Violations of Certain Covenants. A violation of Section 4.10 or any other covenant or agreement in this Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may only be enforced by the Trustee by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.
ARTICLE 10
MERGER, CONSOLIDATION OR SALE OF ASSETS
     Section 10.01 Company May Consolidate, etc., only on Certain Terms. The Company shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other Person, or, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of all or substantially all of Company’s assets to another Person or group of affiliated Persons, except that the Company may consolidate or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another Person if:
     (i) the Company is the surviving Person or the resulting, surviving, transferee or successor Person (the “Successor Entity”) (if other than the Company) is a corporation or other legal entity organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and such Successor Entity (if not the Company) expressly assumes by an indenture supplemental hereto all obligations of the Company under this Indenture, including payment of the Principal Amount and interest on the Notes, and the performance and observance of all of the covenants of this Indenture to be performed by the Company;
     (ii) immediately after giving effect to such transaction, no Default or Event of Default under this Indenture has occurred and is continuing;
     (iii) if, upon the occurrence of any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, (x) the Notes would become convertible pursuant to the terms of this Indenture into securities issued by an issuer other than the Successor Entity, and (y) such Successor Entity is a wholly owned subsidiary of the issuer of such securities into which the Notes have become convertible, such other issuer shall fully and unconditionally guarantee on a senior basis the Successor Entity’s obligations under the Notes; and
     (iv) the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such consolidation, merger, sale, conveyance,

transfer lease or other disposal and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     Section 10.02 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, transfer, lease or other disposal of all or substantially all of the Company’s assets to another Person in accordance with Section 10.01, the Successor Entity formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposal is made shall succeed to, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Entity had been named as the Company herein. If the predecessor is still in existence after such transaction, it will be released from its obligations and covenants under this indenture and the Notes, except in the case of a lease of all or substantially all of its assets.
ARTICLE 11
THE TRUSTEE
     Section 11.01 Duties and Responsibilities of Trustee.
     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
     (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (B) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in Principal Amount of the Notes at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
     (v) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes; and
     (c) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     Section 11.02 Notice of Defaults. The Trustee shall give the Holders notice of any Default of which the Trustee has knowledge or is deemed to have notice under Section 11.03(i) within 90 days after the occurrence thereof so long as such Default is continuing; provided, that (except in the case of any Default in the payment of Principal Amount of, or interest on, any of the Notes or Fundamental Change Purchase Price or a default in the delivery of the consideration due upon conversion), the Trustee shall be protected in withholding such notice if and so long as a committee of officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.
     Section 11.03 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 11.01:
     (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond,

debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Company’s Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, any Assistant Secretary or the General Counsel of the Company;
     (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);
     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
     (g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture; and
     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     Section 11.04 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
     Section 11.05 Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.
     Section 11.06 Monies to be Held in Trust. Subject to the provisions of Section 13.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.
     Section 11.07 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.
     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 9.01(i) or Section 9.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     The Trustee shall comply with the provisions of Trust Indenture Act § 313(b)(2) to the extent applicable.
     Section 11.08 Officers’ Certificate as Evidence. Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.
     Section 11.09 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.
     Section 11.10 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act § 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act § 310(b).
     Section 11.11 Resignation or Removal of Trustee.
     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Company’s Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 9.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Company’s Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.13, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.
     Section 11.12 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.
     No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.
     Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 11.13 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 11.14 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of § 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in § 311(b), regarding the collection of the claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to § 311(a) to the extent indicated therein.
     Section 11.15 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE 12
HOLDERS’ LISTS AND REPORTS BY TRUSTEE
     Section 12.01 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
     (i) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
     (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar.
     Section 12.02 Preservation of Information; Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 12.01 upon receipt of a new list so furnished.
     (b) Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
     (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law.
     Section 12.03 Reports By Trustee. Within 60 days after each January 15 beginning with the January 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act § 313(a) (but if no event described in Trust Indenture Act § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act § 313(b)(2), to the extent applicable, and § 313(b)(1). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act § 313(c).
     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange (if any) on which the Notes are listed in accordance with Trust Indenture Act § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on or de-listed from any stock exchange.
ARTICLE 13
SATISFACTION AND DISCHARGE
     Section 13.01 Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, cash or shares of Common Stock (in the case of any conversion) sufficient to pay on the Maturity Date, upon any Fundamental Change Date or upon any conversion (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest or shares of Common Stock (in the case of any conversion) due to such Maturity Date, Fundamental Change Purchase Date or upon conversion, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or deliver or cause to be paid or delivered all other sums payable or deliverable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest or (in the case of any conversion) shares of Common Stock on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
     Section 13.02 Deposited Monies to be Held in Trust by Trustee. Subject to Section 13.04, all monies and shares of Common Stock deposited with the Trustee pursuant to Section 13.01 shall be held in trust for the sole benefit of the Holders, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or delivery upon conversion thereof have been deposited with the Trustee, of all sums and amounts due thereon for principal and interest or upon conversion.
     Section 13.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     Section 13.04 Return of Unclaimed Monies. Subject to the requirements of applicable abandoned property laws, any monies or shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the Holders of Notes for two years after the date upon which the principal of or interest on such Notes or shares of Common Stock, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies or shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.
     Section 13.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 13.02; provided, however, that if the Company makes any payment of interest on or principal of any Note or delivery of shares of Common Stock due upon conversion following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, or delivery from the shares of Common Stock, as the case may be, held by the Trustee or Paying Agent.
ARTICLE 14
SUPPLEMENTAL INDENTURES
     Section 14.01 Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (i) to cure any ambiguity or correct any inconsistent or otherwise defective provision contained herein, so long as such action will not adversely affect the interests of the Holders in any material respect;
     (ii) to provide for the assumption by a Successor Entity of the obligations of the Company contained herein or to comply with the requirements of Section 7.05;
     (iii) to add any additional Guarantor with respect to the Notes in accordance with Section 4.16 or to evidence the release of any Guarantor from its Subsidiary Guarantee in accordance with Section 15.03;
     (iv) to secure the Notes or the Subsidiary Guarantees;
     (v) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;
     (vi) make any change that does not materially adversely affect the rights of any Holder; or
     (vii) to conform the provisions of this Indenture to the “Description of Notes” section in the Offering Memorandum.
     Section 14.02 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount of the outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), as evidenced in accordance with Section 1.06, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby, among other things:
     (i) reduce the percentage in Principal Amount of Notes whose Holders must consent to an amendment of this Indenture or to waive any past default;

     (ii) reduce the rate of, or extend the time of payment of, any interest on any Note;
     (iii) reduce the Principal Amount of, or extend the Maturity Date of, any Note;
     (iv) make any change that impairs or adversely affects the conversion rights of any Note;
     (v) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (vi) make any Note payable in a currency other than that stated in the Notes;
     (vii) impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (viii) change the ranking of the Notes or any Subsidiary Guarantee;
     (ix) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with this Indenture; or
     (x) modify any of the provisions of this Section 14.02 or Section 9.02(b).
     It shall not be necessary for any consent of Holders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.
     Section 14.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 14 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 11.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 14.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 14, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 14.05 [Reserved.]
     Section 14.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 14 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.
     Section 14.07 Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture pursuant to Section 14.02 to be mailed to each Holder, at such Holder’s address appearing on the Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notice, shall not impair or affect the legality or validity of such supplemental indenture.
ARTICLE 15
GUARANTEES OF NOTES
     Section 15.01 Subsidiary Guarantees. Subject to this Article 15, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder and thereunder, that:
     (a) the principal of, and interest on, each of the Notes will be promptly paid in full when due, whether at stated maturity, by acceleration, upon repurchase or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest and Additional Interest, if any, on, the Notes, and all other payment obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and
     (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, upon repurchase or otherwise.
     Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.
     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, Trustee or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of the obligations guaranteed hereby.
     Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 9 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 9 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.
     Section 15.02 Guarantors May Consolidate, etc., on Certain Terms.
     (a) A Guarantor will not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other Person, or, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another Person or group of affiliated Persons, other than the Company or another Guarantor, unless immediately after giving effect to such transaction, no Default or Event of Default under this Indenture has occurred and is continuing, and either (i) the Successor Entity (if other than the Guarantor) is a corporation or other legal entity organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and such Successor Entity (if not the Guarantor) expressly assumes by supplemental indenture all obligations of the Guarantor under its Subsidiary Guarantee and this Indenture, or (ii) the Subsidiary Guarantee of such Guarantor is released as described in Section 15.03.
     (b) In the case of any such consolidation or merger and upon the assumption by the Successor Entity, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Annex A hereto, of the Subsidiary Guarantee of, and the due and punctual performance of all of the covenants of this Indenture to be performed by, the applicable Guarantor, such Successor Entity shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor.

     Section 15.03 Releases of Subsidiary Guarantees. The Subsidiary Guarantee of a Guarantor shall be automatically and unconditionally released: (1) at such time as such Guarantor ceases to guarantee any other Indebtedness of the Company or any other Guarantor in excess of the De Minimis Guaranteed Amount (other than by reason of payment under any guarantee of any such Indebtedness); (2) in connection with any sale or other disposition (including by way of merger or consolidation) of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the Guarantor no longer qualifies as a Subsidiary as a result of such disposition; (3) upon a sale or other disposition of all or substantially all of its assets; or (4) upon satisfaction and discharge of this Indenture in accordance with Article 13.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that any of the conditions described in the foregoing clauses (1) – (4) has occurred, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest, premium, and Additional Interest, if any, on, the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 15.
     Further, the Subsidiary Guarantees with respect to a Note are not convertible and will automatically terminate when that Note is converted in accordance with Article 7.
     Section 15.04 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
     Section 15.05 “Trustee” to Include Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed and be then acting hereunder, the term “Trustee” as used in this Article 15 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 15 in place of the Trustee.

ARTICLE 16
MISCELLANEOUS
     Section 16.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act § 318(c) with respect to an indenture required to be qualified under the Trust Indenture Act, such Trust Indenture Act-imposed duties shall control.
     Section 16.02 Notices to Parties Hereto. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) in the English language and delivered in person or mailed by first-class mail addressed as follows:
     if to the Company or any Guarantor:
Endeavour International Corporation
1001 Fannin Street, Suite 1600
Houston, Texas 77002
Attention: Chief Financial Officer
Facsimile No. (713) 307-8783
     with a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, TX 77002
Attention: S. Griffith Aldrich
Facsimile No. (713) 615-5626
     if to the Trustee:
Wells Fargo Bank, National Association
1445 Ross Avenue, 2nd Floor
MAC T5303-022
Dallas, Texas 75202
Attention: Corporate Trust and Escrow Services
Facsimile No. (214) 777-4086
     The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication to a registered Holder shall be given in the manner provided in Section 1.06. Any such notice or communication shall also be so mailed to any Person described in Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act.
     The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however, that (i)

the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.
     Section 16.03 [Reserved.]
     Section 16.04 When Notes Are Disregarded. In determining whether the Holders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
     Section 16.05 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
     Section 16.06 Legal Holidays. If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected. In any case where the Maturity Date or Fundamental Change Purchase Date, as the case may be, of any Note is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on such Maturity Date or Fundamental Change Purchase Date, as the case may be.
     Section 16.07 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 16.08 No Recourse against Others. An incorporator, director, officer, employee, Affiliate or shareholder of the Company or any Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Guarantor under this Indenture, the Notes or the Subsidiary Guarantees, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
     Section 16.09 Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 16.10 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart by facsimile shall be as effective as delivery of a manually executed counterpart thereof.
     Section 16.11 [Reserved].
     Section 16.12 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 16.13 Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     Section 16.14 Calculations. Except as otherwise provided herein, the Company (or its agents) will be responsible for making all calculations called for under this Indenture or the Notes. The Company (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company (or its agents) upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.
     Section 16.15 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.
     Section 16.16 Consent to Jurisdiction.
     (a) Each of the Company and the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any competent New York State court or federal court of the United States sitting in the State and City of New York, County of New York and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County of New York and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County of New York and Borough of Manhattan.
     (b) Each of the Company and the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Notes in any such New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     Section 16.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Remainder of the page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

COMPANY: ENDEAVOUR INTERNATIONAL CORPORATION
By:	/s/ J. Michael Kirksey
Name:	J. Michael Kirksey
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS: ENDEAVOUR OPERATING CORPORATION ENDEAVOUR ENERGY NEW VENTURES INC. END MANAGEMENT COMPANY
By:	/s/ J. Michael Kirksey
Name:	J. Michael Kirksey
Title:	Executive Vice President and Chief Financial Officer

TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

SCHEDULE A
Share Price

Effective
Date	$14.24	$16.00	$18.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$75.00	$100.00
7/22/2011	16.2056	13.4491	10.7281	8.7845	5.8587	4.3170	3.4091	2.8249	2.4210	2.1259	1.7216	1.3522	1.0047
7/15/2012	16.2056	13.1576	10.2863	8.2688	5.3179	3.8316	2.9901	2.4645	2.1088	1.8522	1.5034	1.1849	0.8830
7/15/2013	16.2056	12.6514	9.5921	7.4936	4.5508	3.1702	2.4355	1.9973	1.7091	1.5042	1.2271	0.9720	0.7267
7/15/2014	16.2056	11.8193	8.5047	6.3146	3.4628	2.2854	1.7253	1.4154	1.2186	1.0796	0.8891	0.7086	0.5311
7/15/2015	16.2056	10.4405	6.6975	4.4076	1.8967	1.1485	0.8752	0.7384	0.6494	0.5826	0.4849	0.3879	0.2909
7/15/2016	16.2056	8.4810	1.5366	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A
[FORM OF RESTRICTED STOCK LEGEND]
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER (IN THE FORM AVAILABLE FROM THE COMPANY) IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

EXHIBIT B
[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officers’ Certificate
     [NAME OF OFFICER], the [TITLE] of Endeavour International Corporation, a Nevada corporation (the “Company”) and [NAME OF OFFICER], the [TITLE] of the Company do hereby certify, in connection with the sale of $[PRINCIPAL AMOUNT] of the Company’s 5.5% Convertible Senior Notes due 2016 (the “Notes”) pursuant to the terms of the Indenture, dated as of July 22, 2011 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company, the guarantors on the signature page thereto and Wells Fargo Bank, National Association (the “Trustee”), that:
     1. The undersigned are permitted to sign this “Officers’ Certificate” on behalf of the Company, as the term “Officers’ Certificate” is defined in the Indenture.
     2. The undersigned have read, and thoroughly examined, the Indenture and the definitions therein relating thereto.
     3. In the opinion of the undersigned, the undersigned have made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Notes Legend described herein as provided for in the Indenture have been complied with.
     4. To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with.
     5. The Notes have become Freely Tradable.
     In accordance with Section 3.08 of the Indenture, the Company hereby instructs you as follows:
     1. To take those actions necessary so that the Restricted Notes Legend and set forth on the Restricted Global Notes shall be deemed removed from the Global Notes in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of the Holders.
     2. To take those actions necessary so that the restricted CUSIP number for the Notes shall be removed from the Global Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be 29257M AE0, in accordance with the terms and conditions of the Global Notes and as provided in the Indenture, without further action on the part of the Holders.
[Signature page follows.]

     IN WITNESS WHEREOF, we have signed this certificate as of [       ].

ENDEAVOUR INTERNATIONAL CORPORATION,

By:
Name:
Title:

ANNEX A

ENDEAVOUR INTERNATIONAL CORPORATION
and
the Guarantors named herein

5.5% SENIOR NOTES DUE 2016

FORM OF SUPPLEMENTAL INDENTURE
DATED AS OF __________, ______

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

     This SUPPLEMENTAL INDENTURE, dated as of ______________, ____ (this “Supplemental Indenture”) is among Endeavour International Corporation, a Nevada corporation (the “Company”), [______________] (the “Guaranteeing Subsidiary”), which is a subsidiary of the Company, each of the existing Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association, a national banking association, as Trustee.
RECITALS
     WHEREAS, the Company, the initial Guarantors and the Trustee entered into an Indenture, dated as of July 22, 2011 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), pursuant to which the Company has issued $[ ] in aggregate Principal Amount of 5.5% Senior Notes due 2016 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall become a Guarantor (as defined in the Indenture);
     WHEREAS, Section 14.01(iii) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Notes, without the consent of the Holders of the Notes; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guaranteeing Subsidiary, the other Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.
Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guaranteeing Subsidiary, the other Guarantors and the Trustee.
Section 4. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees, by its execution of this Supplemental Indenture, to be bound by the provisions of the Indenture applicable to Guarantors to the extent provided for in Article 15 thereof.

Section 5. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
Section 6. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible for the recitals contained herein, all of which recitals are made by the other parties to this Supplemental Indenture.
Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Company Endeavour International Corporation
By:
Name:
Title:

Guaranteeing Subsidiary [_______________________]
By:
Name:
Title:

Existing Guarantors[1] Trustee Wells Fargo Bank, National Association, as Trustee
By:
Name:
Title:

[1]	Insert signature blocks for each of the Guarantors existing at the time of execution of this Supplemental Indenture.